Exhibit 10.1

AMENDMENT NO. 4 TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (“Amendment”) is dated as of December 1, 2005 and is entered into by and between AVIZA TECHNOLOGY, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”).  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of August 6, 2004, as amended by that certain Amendment No. 1 to Credit Agreement dated as of September 23, 2004, that certain Amendment No. 2 to Credit Agreement dated as of February 23, 2005, and that certain Amendment No. 3 to Credit Agreement dated as of September 26, 2005 (collectively referred to herein as the “Credit Agreement”); and

WHEREAS, certain Events of Default have occurred as a result of the Borrower’s failure (i) to maintain an Adjusted Tangible Net Worth as set forth in Section 7.24 of the Credit Agreement (prior to the amendment of such Section pursuant to this Amendment) for the measurement period ending on September 30, 2005, and (ii) to extend the maturity date of the VPVP Credit Facility or refinance such facility prior to 60 days before its maturity as set forth in Section 9.1(r)(ii) of the Credit Agreement (collectively referred to herein as “Existing Events of Default”); and

WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement as set forth herein and waive the Existing Events of Default, and the Lender is willing to do so subject to the terms and conditions stated herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

I.                                         Amendments to the Agreement.  The Lender and Borrower agree that the Credit Agreement shall be amended as follows:

A.                                   Definitions.

1.                                       The definition of “Trikon” is hereby added to Annex A of the Credit Agreement as follows:

“Trikon” means Trikon Technologies Inc., a Delaware corporation. and its Subsidiaries.

2.                                       The definition of “Trikon Obligors” is hereby added to Annex A of the Credit Agreement as follows:

“Trikon Obligors” means Trikon Technologies Inc., a Delaware corporation, Trikon Equipments Limited, a company created under the laws of the United Kingdom and E.T. Equipments Limited, a company created under the laws of the United Kingdom.

3.                                       The definition of “Adjusted Tangible Net Worth” as set forth in Annex A of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted Tangible Net Worth” means, at any date:  (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP, less (b) the amount at which the Borrower’s liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet in accordance with GAAP, but excluding Borrower’s liabilities in the amount of $11,000,000 with respect to the Series B Preferred Stock and Series B-1 Preferred Stock investments made in Borrower.

4.                                       The definition of “Restricted Investment” as set forth in Annex A of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Restricted Investment” means, as to the Borrower, any acquisition of property by the Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following:  (a) acquisitions of Equipment to be used in the business of the Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of the Borrower; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of “A2”

or better by Standard & Poor’s Corporation or “P2” or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements; (h) Permitted Acquisitions; (i) so long as immediately before and after giving effect to such investment no Event of Default exists, at any time after the Trikon Obligors have granted to Lender a security interest in their assets satisfactory to Lender in its sole discretion, cash investments in the Trikon Obligors by Borrower in a net amount not to exceed $3,000,000 in the aggregate during any Fiscal Year or $5,000,000 in the aggregate at any time.

B.                                     EBITDA.  Section 7.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.23                     EBITDA.  The Borrower and Trikon will maintain a combined EBITDA as of the last day of each fiscal quarter as set forth below of not less than the amount set forth opposite each such fiscal quarter:

Measurement Date	Minimum EBITDA

Fiscal quarter ending September 30, 2005 (for the fiscal quarter then ending)	$(2,000,000)

Fiscal quarter ending December 31, 2005 (for the fiscal quarter then ending)	$(10,100,000)

Fiscal quarter ending March 31, 2006 (for the two consecutive fiscal quarters then ending)	$(18,900,000)

Fiscal quarter ending June 30, 2006 (for the three consecutive fiscal quarters then ending)	$(17,700,000)

Fiscal quarter ending September 30, 2006 (for the four consecutive fiscal quarters then ending)	$(18,400,000)

Fiscal quarter ending December 31, 2006 (for the 12 consecutive months then ending)	$(5,800,000)

Fiscal quarter ending March 31, 2007 (for the 12 consecutive months then ending)	$10,100,000

Fiscal quarter ending June 30, 2007 (for the 12 consecutive months then ending)	$14,700,000

Fiscal quarter ending September 30, 2007 (for the 12 consecutive months then ending)	$22,000,000 ”

C.                                     Adjusted Tangible Net Worth. Section 7.24 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.24                     Adjusted Tangible Net Worth.  The Borrower and Trikon will maintain a combined Adjusted Tangible Net Worth determined on the last day of each of the months during each period described below of not less than the amount set forth opposite such period:

Period	Minimum Adjusted Tangible Net Worth
July 1, 2005 through September 30, 2005	$4,000
October 1, 2005 through December 31, 2005	$18,100,000
January 1, 2006 through March 31, 2006	$22,100,000
April 1, 2006 through June 30, 2006	$20,400,000
July 1, 2006 through September 30, 2006	$17,300,000
October 1, 2006 through December 31, 2006	$16,300,000
January 1, 2007 through March 31, 2007	$23,600,000
April 1, 2007 through June 30, 2007	$27,300,000
July 1, 2007 through September 30, 2007	$33,000,000”

D.                                    VPVP Credit Facility.  Section 9.1(r)  of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(r)                            (i) there shall occur an Event of Default under the VPVP Credit Facility (as Event of Default is defined therein) or the Debt thereunder shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided that any cure under the VPVP Credit Facility shall be deemed a cure hereunder, (ii) less than 30 days shall remain until the VPVP Credit Facility will be terminated (either as a result of the scheduled maturity thereof or the early termination thereof by the borrowers thereunder); (iii) or the VPVP Credit Facility shall be refinanced in whole or in part by any financial institution other than Bank or Fleet National Bank.”

E.                                      General Warranties and Representations.  Section 6.29 is hereby added to the Credit Agreement as follows:

“6.29                     Restricted Investments.  Cash investments made by Borrower in the Trikon Obligors as permitted in subsection (i) of the definition of “Restricted Investments” are for the general business purposes of the Trikon Obligor in which such investment is made and shall not be invested in, advanced to or otherwise provided by such Trikon Obligor to any other Trikon entity.”

II.                                     Waiver of Existing Event of Default.  Lender hereby waives the Existing Events of Default.  The waiver of the Existing Events of Default as set forth herein shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Credit Agreement, or (b) prejudice any right or remedy which Lender may now have or may have in the future (except to the extent such right or remedy is based upon the Existing Events of Default) under or in connection with the Credit Agreement.

III.                                 Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.                                   Amendment.  Fully executed copies of this Amendment and the consent attached hereto signed by the Borrower or the Guarantors as necessary, and delivered to Lender.

B.                                     Other Documents.  Borrower shall have executed and delivered to Lender such other documents and instruments as Lender may reasonably require.

IV.                                 Miscellaneous.

A.                                   Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely thereon.

B.                                     Reference to Credit Agreement.  The Credit Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

C.                                     Credit Agreement Remains in Effect.  The Credit Agreement and the Loan Documents, as amended hereby, remain in full force and effect and the Borrower ratify and confirm its agreements and covenants contained therein.  The Borrower hereby confirms that no Event of Default or Default other than the Existing Events of Default exists.

D.                                    Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this

Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.                                      APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

F.                                      Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

G.                                     Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H.                                    Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I.                                         NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDER AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

AVIZA TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Patrick C. O’Connor
Name:	Patrick C. O’Connor
Title:	Executive Vice President

BANK OF AMERICA, N.A.

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

Each of the undersigned has executed a separate Continuing Guaranty (collectively referred to herein as the “Continuing Guaranty”) respecting the obligations of Aviza Technology, Inc., a Delaware corporation (“Borrower”) owing to Bank of America, N.A. (“Lender”), as set forth in that certain Credit Agreement dated as of August 6, 2004.  Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its respective Continuing Guaranty remains in full force and effect; nothing in any Continuing Guaranty obligates Lender to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of any Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

AVIZA TECHNOLOGY INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Patrick C. O’Connor
Name:	Patrick C. O’Connor
Title	Director

VANTAGEPOINT VENTURE PARTNERS IV, L.P.,
a Delaware limited partnership

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P., a Delaware limited partnership

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title	Managing Member